UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 26, 2020

(Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00891 (Commission File Number)	27-3794690 (IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY (Address of principal executive offices)	10022 (Zip Code)

212-905-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 26, 2020, PennantPark Floating Rate Capital Ltd. (the “Company”) received notice from S&P Global Ratings that it has downgraded the Company to ‘ilA’ from ‘ilA+’ on the S&P Global Rating Maalot (Israel) National Scale. S&P Global Ratings’ outlook for the Company was revised to negative from stable.

S&P Global Ratings also notified the Company that it has lowered the rating of the Company’s unsecured notes due December 15, 2023 (the “2023 Notes”) to ‘ilA-’ from ‘ilA+’ on the S&P Global Rating Maalot (Israel) National Scale. As a result of this downgrade and pursuant to the Deed of Trust governing the 2023 Notes, the coupon interest rate on the 2023 Notes will increase to 4.33% from 3.83%, effective as of March 26, 2020. The weighted average semi-annual interest rate to be paid by the Company to the noteholders on June 15, 2020, the next interest payment date, is approximately 2.03%.

The 2023 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or in transactions exempt from, or not subject to, such registration requirements.

The information in this report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this report on Form 8-K shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2020	PENNANTPARK FLOATING RATE CAPITAL LTD. By: /s/ Aviv Efrat Aviv Efrat Chief Financial Officer & Treasurer